UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):    April 29, 2003

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Velocity Way, 5th Floor

Foster City, CA 94404

(650) 513-7000

(Addresses, including zip code, and telephone numbers, including  area code, of principal executive offices)

ITEM 5. OTHER EVENTS

See the attached Press Release, dated April 30, 2003.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  EXHIBITS.

10.1

Securities Purchase and Admission Agreement, dated April 29, 2003, among Equinix, certain of Equinix’s subsidiaries, i-STT Investments Pte Ltd., STT Communications Ltd. and certain affiliates of Crosslink Capital.

99.1	Press Release, dated April 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: May 1, 2003	By:	/s/ RENEE F. LANAM
Renee F. Lanam Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1

Securities Purchase and Admission Agreement, dated April 29, 2003, among Equinix, certain of Equinix’s subsidiaries, i-STT Investments Pte Ltd., STT Communications Ltd. and affiliates of Crosslink Capital.

99.1	Text of Press Release, dated April 30, 2003.